Rackspace Hosting Reports Third Quarter 2011 Results
For the quarter ended September 30, 2011:

•	Net revenue of $265 million grew 32.5% year-over-year and 7.0% from Q2 2011

•	Adjusted EBITDA (1) of $88 million grew 28.5% year-over-year and 7.8% from Q2 2011

•	Net income of $20 million grew 69.2% year-over-year and 13.8% from Q2 2011

SAN ANTONIO - November 7, 2011 - Rackspace® Hosting, Inc. (NYSE: RAX), the service leader in cloud computing, announced financial results for the quarter ended September 30, 2011.
Net revenue for the third quarter of 2011 was $265 million, up 7.0% from the previous quarter and 32.5% from the third quarter of 2010. Net revenue for the third quarter of 2011 was negatively impacted by currency exchange rates when compared to the second quarter of 2011 by $0.8 million and favorably impacted by currency exchange rates when compared to the third quarter of 2010 by $2.4 million.
Total server count increased to 78,717, up from 74,028 servers at the end of the previous quarter, and total customers increased to 161,422, up from 152,578 at the end of the previous quarter.
“In summary, we are very pleased with this quarter's results. We are focused on finishing the year on a strong note and will give you a more in depth look into our 2012 plans when we report our full year results in February,” said Karl Pichler, chief financial officer.
Adjusted EBITDA for the quarter was $88 million, a 7.8% increase compared to the second quarter of 2011 and a 28.5% increase compared to the third quarter of 2010. The adjusted EBITDA margin for the quarter was 33.3% compared to 33.0% for the previous quarter and 34.3% for the third quarter of 2010. Adjusted EBITDA and adjusted EBITDA margin were negatively impacted by a non-cash charge of $2.5 million for the quarter relating to non-cash rent for data center operating leases.
Net income was $20 million for the quarter, up 13.8% from the previous quarter and 69.2% from the third quarter of 2010. Net income margin for the quarter was 7.6% compared to 7.1% for the previous quarter and 5.9% in the third quarter of 2010.
Cash flow from operating activities was $70 million for the third quarter of 2011. Capital expenditures were $94 million, including $54 million for purchases of customer gear, $17 million for data center build outs, $9 million for office build outs and $14 million for capitalized software and other projects.
Adjusted free cash flow (1) for the quarter was $(5) million.
At the end of the third quarter of 2011, cash and cash equivalents were $125 million. Debt obligations totaled $144 million, consisting of $143 million related to capital leases and $1 million related to current debt.
On a worldwide basis, Rackspace employed 3,799 Rackers as of September 30, 2011, up from 3,712 Rackers as of June 30, 2011 and 3,130 Rackers as of September 30, 2010.
“In the third quarter we improved upon the solid results that we delivered in the first and second quarters by continuing our strong pace of revenue growth while boosting margins and returns,” said Lanham Napier, president and chief executive officer.

Rackspace Developments and Business Highlights

•
Rackspace Cloud: Private Edition:  Today, Rackspace announced that, through its new product offering, Rackspace Cloud: Private Edition, enterprise customers will have the ability to replicate the power of the Rackspace Cloud in their own data centers.  Rackspace Cloud: Private Edition is the combination of a proven, OpenStack-powered reference architecture with Rackspace cloud operations and software support.  Rackspace Cloud: Private Edition will be able to be deployed and run in any qualifying data center, including customer-premise and partner data centers that allows Rackspace to offer remote support and cloud management for any cloud built on the standardized OpenStack architecture.  We've already helped more than a dozen customers build OpenStack clouds including eBay for its X.commerce venture.

•
Growing Momentum for OpenStack:  Backed by more than 130 companies including Citrix, Dell, Cisco, HP and Microsoft, traction for OpenStack continues to rapidly gain traction each quarter.  OpenStack held its third public Conference & Design Summit in October and had an OpenStack record number of participants with over 600 attendees, more than 150 companies and 16 countries represented. The summit was five days of intense technology and business discussions with a majority of the conversation focused on actual deployments and uses of OpenStack.  The formation of a future OpenStack Foundation to govern the project was announced from the conference along with planning the next software release, Essex.

•
Expanding Partner Program Reach: Rackspace continues to have strong channel partnerships that allow them to better serve the enterprise and Global IT markets. Last week, Rackspace announced the expansion of its relationship with EMC by joining the EMC Velocity™ Service Provider Program to develop new cloud-based service offerings.

Conference Call and Webcast
Management will host a conference call to discuss the results starting today at 4:30 p.m. ET.
To access the conference call, please dial 888-287-5530 from the United States or dial 719-325-2310 from abroad and reference pass code 2410975. A live webcast and a replay of the conference call will be available on Rackspace's website, located at ir.rackspace.com.
About Rackspace Hosting

Rackspace Hosting is the service leader in cloud computing, and a founder of OpenStack, an open source cloud platform. The San Antonio-based company provides Fanatical Support® to its customers, across a portfolio of IT services, including Managed Hosting and Cloud Computing. Rackspace has been recognized by Bloomberg BusinessWeek as a Top 100 Performing Technology Company and was featured on Fortune's list of 100 Best Companies to Work For. The company was also positioned in the Leaders Quadrant by Gartner Inc. in the “2010 Magic Quadrant for Cloud Infrastructure as a Service and Web Hosting.” For more information, visit www.rackspace.com.

Forward Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long term investment strategies, growth plans, expected results from the integration of technologies and acquired businesses, the performance or market share relating to products and services; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include infrastructure failures, the deterioration of economic conditions or fluctuations, disruptions, instability or downturns in the economy, the effectiveness of managing company growth, technological and competitive factors, regulatory factors, and other risks that are described in Rackspace Hosting's Form 10-K for the year ended December 31, 2010, filed with the SEC on February 22, 2011 and in Rackspace Hosting's Form 10-Q for the quarter ended September 30, 2011, expected to be filed later this month. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

Investor Relations	Corporate Communications
Bryan McGrath	Rachel Ferry
210-312-5230	210-312-3732
ir@rackspace.com	rachel.ferry@rackspace.com

Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	September 30, 2010	June 30, 2011	September 30, 2011	September 30, 2010	September 30, 2011
Net revenue	$199,710	$247,229	$264,572	$565,829	$741,803
Costs and expenses:
Cost of revenue	64,616	74,057	82,445	183,093	226,244
Sales and marketing	24,651	31,477	31,838	69,913	93,053
General and administrative	49,131	66,090	69,701	142,263	198,232
Depreciation and amortization	39,677	46,952	49,518	114,366	140,568
Total costs and expenses	178,075	218,576	233,502	509,635	658,097
Income from operations	21,635	28,653	31,070	56,194	83,706
Other income (expense):
Interest expense	(2,068)	(1,522)	(1,531)	(6,087)	(4,544)
Interest and other income (expense)	(1,263)	(614)	(276)	(264)	(968)
Total other income (expense)	(3,331)	(2,136)	(1,807)	(6,351)	(5,512)
Income before income taxes	18,304	26,517	29,263	49,843	78,194
Income taxes	6,495	8,956	9,281	17,024	26,830
Net income	$11,809	$17,561	$19,982	$32,819	$51,364

Net income per share
Basic	$0.09	$0.14	$0.15	$0.26	$0.40
Diluted	$0.09	$0.13	$0.14	$0.25	$0.37

Weighted average number of shares outstanding
Basic	125,312	129,706	130,662	124,633	129,414
Diluted	133,439	137,880	138,453	132,824	137,751

Consolidated Balance Sheets

(In thousands)	December 31, 2010	September 30, 2011
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$104,941	$124,680
Accounts receivable, net of allowance for doubtful accounts and customer credits of $2,846 as of December 31, 2010 and $3,355 as of September 30, 2011	47,734	61,054
Income taxes receivable	4,397	—
Deferred income taxes	6,416	9,022
Prepaid expenses	16,738	29,175
Other current assets	5,219	3,304
Total current assets	185,445	227,235

Property and equipment, net	495,228	620,156
Goodwill	57,147	59,993
Intangible assets, net	9,675	10,385
Other non-current assets	14,082	52,908
Total assets	$761,577	$970,677

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$111,645	$148,464
Current portion of deferred revenue	15,822	14,407
Current portion of obligations under capital leases	59,763	65,781
Current portion of debt	1,912	1,316
Total current liabilities	189,142	229,968

Non-current deferred revenue	2,927	3,365
Non-current obligations under capital leases	69,173	77,055
Non-current debt	879	—
Non-current deferred income taxes	35,238	66,115
Non-current deferred rent	14,595	22,187
Other non-current liabilities	10,760	20,938
Total liabilities	322,714	419,628

COMMITMENTS AND CONTINGENCIES

Stockholders' equity:
Common stock	127	131
Additional paid-in capital	296,571	358,022
Accumulated other comprehensive loss	(12,416)	(13,049)
Retained earnings	154,581	205,945
Total stockholders’ equity	438,863	551,049
Total liabilities and stockholders’ equity	$761,577	$970,677

Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2010	June 30, 2011	September 30, 2011	September 30, 2010	September 30, 2011
Cash Flows From Operating Activities
Net income	$11,809	$17,561	$19,982	$32,819	$51,364
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	39,677	46,952	49,518	114,366	140,568
Loss on disposal of equipment, net	295	90	85	569	357
Provision for bad debts and customer credits	1,592	1,635	1,224	2,976	4,462
Deferred income taxes	9,614	2,179	3,330	2,982	9,189
Deferred rent	1,051	2,783	2,457	4,171	8,271
Share-based compensation expense	7,183	5,983	7,395	19,537	21,188
Excess tax benefits from share-based compensation arrangements	15,453	(692)	(10,326)	—	(11,916)
Changes in certain assets and liabilities
Accounts receivable	(2,346)	(12,154)	507	(9,074)	(17,363)
Income taxes receivable	(7,633)	1,928	2,469	4,352	4,397
Prepaid expenses and other current assets	(13,811)	1,268	(12,569)	(14,604)	(10,091)
Accounts payable and accrued expenses	2,912	14,048	7,477	12,982	38,215
Deferred revenue	(264)	(476)	(773)	(2,689)	(1,096)
All other operating activities	1,578	(1,611)	(461)	1,578	517
Net cash provided by operating activities	67,110	79,494	70,315	169,965	238,062

Cash Flows From Investing Activities
Purchases of property and equipment, net	(29,222)	(74,754)	(70,379)	(97,894)	(202,784)
Acquisitions, net of cash acquired	—	—	—	—	(952)
Earn-out payments for acquisitions	—	—	—	(490)	—
All other investing activities	—	—	105	(75)	105
Net cash used in investing activities	(29,222)	(74,754)	(70,274)	(98,459)	(203,631)

Cash Flows From Financing Activities
Principal payments of capital leases	(12,194)	(16,198)	(17,434)	(37,947)	(48,854)
Principal payments of notes payable	(684)	(433)	(435)	(4,029)	(1,476)
Payments for debt issuance costs	—	—	(1,114)	—	(1,114)
Payments of earn-out provisions for acquisitions	—	—	(2,900)	—	(2,900)
Proceeds from employee stock plans	6,323	9,216	4,815	11,373	27,782
Excess tax benefits from share-based compensation arrangements	(15,453)	692	10,326	—	11,916
Net cash used in financing activities	(22,008)	(6,723)	(6,742)	(30,603)	(14,646)

Effect of exchange rate changes on cash and cash equivalents	2,181	140	(644)	229	(46)

Increase (decrease) in cash and cash equivalents	18,061	(1,843)	(7,345)	41,132	19,739

Cash and cash equivalents, beginning of period	148,496	133,868	132,025	125,425	104,941

Cash and cash equivalents, end of period	$166,557	$132,025	$124,680	$166,557	$124,680

Supplemental cash flow information:
Acquisition of property and equipment by capital leases	$23,208	$20,567	$23,179	$54,767	$62,755
Shares issued in business combinations	$—	$—	$—	$510	$—
Cash payments for interest, net of amount capitalized	$1,846	$1,313	$1,580	$5,851	$4,356
Cash payments for income taxes	$3,822	$7,065	$3,782	$15,761	$15,417

Key Metrics - Quarter to Date
(Unaudited)

	Three Months Ended
(Dollar amounts in thousands, except annualized net revenue per average technical square foot)	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011
Growth
Managed hosting, net revenue	$172,947	$183,311	$192,895	$204,275	$213,899
Cloud, net revenue	$26,763	$31,415	$37,107	$42,954	$50,673
Net revenue	$199,710	$214,726	$230,002	$247,229	$264,572
Revenue growth (year over year)	23.0%	26.7%	28.6%	32.0%	32.5%

Net upgrades (monthly average)	1.6%	1.6%	1.8%	1.8%	1.8%
Churn (monthly average)	-1.1%	-1.0%	-0.9%	-0.9%	-0.9%
Growth in installed base (monthly average) (2)	0.5%	0.6%	0.9%	0.9%	0.9%

Number of customers at period end (3)	118,732	130,291	142,441	152,578	161,422
Number of employees (Rackers) at period end	3,130	3,262	3,492	3,712	3,799
Number of servers deployed at period end	63,996	66,015	70,473	74,028	78,717

Profitability
Income from operations	$21,635	$23,408	$23,983	$28,653	$31,070
Depreciation and amortization	$39,677	$41,529	$44,098	$46,952	$49,518
Share-based compensation expense
Cost of revenue	$1,305	$1,223	$1,412	$756	$1,005
Sales and marketing (4)	$1,209	$1,052	$1	$609	$864
General and administrative	$4,669	$4,812	$6,397	$4,618	$5,526
Total share-based compensation expense	$7,183	$7,087	$7,810	$5,983	$7,395
Adjusted EBITDA (1)	$68,495	$72,024	$75,891	$81,588	$87,983

Adjusted EBITDA margin	34.3%	33.5%	33.0%	33.0%	33.3%

Operating income margin	10.8%	10.9%	10.4%	11.6%	11.7%

Income from operations	$21,635	$23,408	$23,983	$28,653	$31,070
Effective tax rate	35.5%	37.2%	38.3%	33.8%	31.7%
Net operating profit after tax (NOPAT) (1)	$13,955	$14,700	$14,798	$18,968	$21,221
NOPAT margin	7.0%	6.8%	6.4%	7.7%	8.0%

Capital efficiency and returns
Interest bearing debt	$180,177	$131,727	$134,905	$138,841	$144,152
Stockholders' equity	$413,237	$438,863	$478,307	$511,843	$551,049
Less: Excess cash	$(142,592)	$(79,174)	$(106,268)	$(102,358)	$(92,931)
Capital base	$450,822	$491,416	$506,944	$548,326	$602,270
Average capital base	$446,323	$471,119	$499,180	$527,635	$575,298
Capital turnover (annualized)	1.79	1.82	1.84	1.87	1.84

Return on capital (annualized) (1)	12.5%	12.5%	11.9%	14.4%	14.8%

	Three Months Ended
(Dollar amounts in thousands, except annualized net revenue per average technical square foot)	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011
Capital expenditures
Purchases of property and equipment, net	$29,222	$46,884	$57,651	$74,754	$70,379
Vendor-financed equipment purchases	$23,208	$16,596	$19,009	$20,567	$23,179
Total capital expenditures	$52,430	$63,480	$76,660	$95,321	$93,558

Customer gear	$36,219	$38,052	$46,300	$48,777	$53,643
Data center build outs	$6,162	$9,754	$9,173	$17,491	$16,715
Office build outs	$1,271	$5,145	$2,957	$14,074	$8,806
Capitalized software and other projects	$8,778	$10,529	$18,230	$14,979	$14,394
Total capital expenditures	$52,430	$63,480	$76,660	$95,321	$93,558

Infrastructure capacity and utilization
Technical square feet of data center space at period end (5)	177,148	180,173	181,848	198,868	227,988
Annualized net revenue per average technical square foot	$4,602	$4,807	$5,083	$5,195	$4,959
Utilization rate at period end	68.9%	72.0%	76.7%	72.9%	69.0%

(1)	See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures.

(2)	Due to rounding, totals may not equal the sum of the line items in the table above.

(3)
Customers continue to be counted on an account basis, and therefore a customer with more than one account with us would be included as more than one customer. Furthermore, amounts include SaaS customers for Jungle Disk using a Rackspace storage solution. Jungle Disk customers using a third-party storage solution are excluded.

(4)
During the three months ended March 31, 2011, share-based compensation expense within Sales and Marketing was positively impacted by the reversal of previously recorded expense related to terminated employees. The offset of the reversal was a true-up of the forfeiture rate across Cost of Revenue and General and Administrative expenses for options that fully vested within the quarter, negatively impacting these categories.

(5)	Technical square footage as of September 30, 2011 excludes 36,260 square feet for unused portions of our data center facilities.

Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
(In thousands)	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011

Net revenue	$199,710	$214,726	$230,002	$247,229	$264,572
Costs and expenses:
Cost of revenue	64,616	66,747	69,742	74,057	82,445
Sales and marketing	24,651	26,294	29,738	31,477	31,838
General and administrative	49,131	56,748	62,441	66,090	69,701
Depreciation and amortization	39,677	41,529	44,098	46,952	49,518
Total costs and expenses	178,075	191,318	206,019	218,576	233,502
Income from operations	21,635	23,408	23,983	28,653	31,070
Other income (expense):
Interest expense	(2,068)	(1,897)	(1,491)	(1,522)	(1,531)
Interest and other income (expense)	(1,263)	57	(78)	(614)	(276)
Total other income (expense)	(3,331)	(1,840)	(1,569)	(2,136)	(1,807)
Income before income taxes	18,304	21,568	22,414	26,517	29,263
Income taxes	6,495	8,029	8,593	8,956	9,281
Net income	$11,809	$13,539	$13,821	$17,561	$19,982

	Three Months Ended
(Percent of net revenue)	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011

Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of revenue	32.4%	31.1%	30.3%	30.0%	31.2%
Sales and marketing	12.3%	12.2%	12.9%	12.7%	12.0%
General and administrative	24.6%	26.4%	27.1%	26.7%	26.3%
Depreciation and amortization	19.9%	19.3%	19.2%	19.0%	18.7%
Total costs and expenses	89.2%	89.1%	89.6%	88.4%	88.3%
Income from operations	10.8%	10.9%	10.4%	11.6%	11.7%
Other income (expense):
Interest expense	-1.0%	-0.9%	-0.6%	-0.6%	-0.6%
Interest and other income (expense)	-0.6%	0.0%	0.0%	-0.2%	-0.1%
Total other income (expense)	-1.7%	-0.9%	-0.7%	-0.9%	-0.7%
Income before income taxes	9.2%	10.0%	9.7%	10.7%	11.1%
Income taxes	3.3%	3.7%	3.7%	3.6%	3.5%
Net income	5.9%	6.3%	6.0%	7.1%	7.6%
Due to rounding, totals may not equal the sum of the line items in the table above.

(1) Non-GAAP Financial Measures

Adjusted EBITDA (Non-GAAP financial measure)

We define Adjusted EBITDA as Net income, plus income taxes, total other (income) expense, depreciation and amortization, and non-cash charges for share-based compensation.

Adjusted EBITDA is a metric that is used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for operating income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA has limitations as an analytical tool, and when assessing our operating performance, you should not consider Adjusted EBITDA in isolation, or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. See our Adjusted EBITDA to net income reconciliations in the table below.

	Three Months Ended
(Dollars in thousands)	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011
Net revenue	$199,710	$214,726	$230,002	$247,229	$264,572

Income from operations	$21,635	$23,408	$23,983	$28,653	$31,070

Net income	$11,809	$13,539	$13,821	$17,561	$19,982
Plus: Income taxes	6,495	8,029	8,593	8,956	9,281
Plus: Total other (income) expense	3,331	1,840	1,569	2,136	1,807
Plus: Depreciation and amortization	39,677	41,529	44,098	46,952	49,518
Plus: Share-based compensation expense	7,183	7,087	7,810	5,983	7,395
Adjusted EBITDA	$68,495	$72,024	$75,891	$81,588	$87,983

Operating income margin	10.8%	10.9%	10.4%	11.6%	11.7%

Adjusted EBITDA margin	34.3%	33.5%	33.0%	33.0%	33.3%

Return on Capital (ROC) (Non-GAAP financial measure)

We define Return on Capital (ROC) as follows:

ROC = Net Operating Profit After Tax (NOPAT)
Average Capital Base

NOPAT = Income from operations x (1 – Effective tax rate)

Average Capital Base = Average of (Interest bearing debt + stockholders’ equity – excess cash) = Average of (Total assets – excess cash – accounts payables and accrued expenses – deferred revenues – other non-current liabilities, deferred income taxes, and deferred rent); calculated on a quarterly basis.

We define excess cash as the amount of cash and cash equivalents that exceeds our operating cash requirements, which is calculated as three percent of our annualized net revenue for the three months prior to period end. We will periodically review the calculation and adjust it to reflect our projected cash requirements for the upcoming year.

We believe that ROC is an important metric for investors in evaluating a company’s performance. ROC relates after-tax operating profits with the capital that is placed into service. It is therefore a performance metric that incorporates both the Statement of Income and the Balance Sheet. ROC measures how successfully capital is deployed within a company.

Note that ROC is not a measure of financial performance under GAAP and should not be considered a substitute for return on assets, which we consider to be the most directly comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. See our ROC reconciliation to return on assets below.

	Three Months Ended
(Dollars in thousands)	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011
Income from operations	$21,635	$23,408	$23,983	$28,653	$31,070
Effective tax rate	35.5%	37.2%	38.3%	33.8%	31.7%
Net operating profit after tax (NOPAT)	$13,955	$14,700	$14,798	$18,968	$21,221

Net income	$11,809	$13,539	$13,821	$17,561	$19,982

Total assets at period end	$760,198	$761,577	$831,414	$887,576	$970,677
Less: Excess cash	(142,592)	(79,174)	(106,268)	(102,358)	(92,931)
Less: Accounts payable and accrued expenses	(101,427)	(111,645)	(132,308)	(145,609)	(148,464)
Less: Deferred revenue (current and non-current)	(16,685)	(18,749)	(19,149)	(18,687)	(17,772)
Less: Other non-current liabilities, deferred income taxes, and deferred rent	(48,672)	(60,593)	(66,745)	(72,596)	(109,240)
Capital base	$450,822	$491,416	$506,944	$548,326	$602,270

Average total assets	$740,328	$760,888	$796,496	$859,495	$929,127
Average capital base	$446,323	$471,119	$499,180	$527,635	$575,298

Return on assets (annualized)	6.4%	7.1%	6.9%	8.2%	8.6%
Return on capital (annualized)	12.5%	12.5%	11.9%	14.4%	14.8%

Adjusted Free Cash Flow (Non-GAAP financial measure)

We define Adjusted Free Cash Flow as Adjusted EBITDA plus non-cash deferred rent, less total capital expenditures (including vendor-financed equipment purchases), cash payments for interest, net, and cash payments for income taxes, net.

We believe that Adjusted Free Cash Flow is an important metric for investors in evaluating how a company is currently using cash generated and may indicate its ability to generate cash that can potentially be used by the business for capital investments, acquisitions, reduction of debt, payment of dividends, etc. Note that Adjusted Free Cash Flow is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies. See our Adjusted Free Cash Flow reconciliation to Adjusted EBITDA below, as well as our reconciliation of Net income to Adjusted EBITDA provided above.

	Three Months Ended	Nine Months Ended
(In thousands)	September 30, 2011	September 30, 2011
Adjusted EBITDA	$87,983	$245,462
Non-cash deferred rent	2,457	8,271
Total capital expenditures	(93,558)	(265,539)
Cash payments for interest, net	(1,541)	(4,237)
Cash payments for income taxes, net	(781)	(10,525)
Adjusted free cash flow	$(5,440)	$(26,568)

Net Leverage (Non-GAAP financial measure)

We define Net Leverage as Net Debt divided by Adjusted EBITDA (trailing twelve months).

We believe that Net Leverage is an important metric for investors in evaluating a company’s liquidity. Note that Net Leverage is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies. See our Net Leverage calculation below.

	As of
(Dollars in thousands)	September 30, 2011
Obligations under capital leases	$142,836
Debt	1,316
Total debt	$144,152
Less: Cash and cash equivalents	(124,680)
Net debt	$19,472
Adjusted EBITDA (trailing twelve months)	$317,486

Net leverage	0.06	x